UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2021

EMERSON RADIO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-07731	22-3285224
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Waterview Blvd., Suite 140, Parsippany, NJ		07054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 428-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MSN	NYSE American

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Duncan Hon

On May 31, 2021, the Board of Directors (the “Board”) of Emerson Radio Corp. (the “Company”) received notice from Mr. Duncan Hon of his intention to retire and resign, effective as of June 30, 2021, from the Board and from his positions as Chief Executive Officer and President of the Company and all roles with the Company’s subsidiaries. Mr. Hon’s resignation was not caused by any disagreement with the Company.

In connection with Mr. Hon’s resignation, Emerson Radio (Hong Kong) Limited, a wholly owned subsidiary of the Company, entered into a consulting agreement with Mr. Hon, dated June 1, 2021, pursuant to which Mr. Hon will provide consulting services to the Company and its subsidiaries at the direction of the Company’s Chairman. The consulting agreement has a one-year term commencing July 1, 2021, unless earlier terminated pursuant to certain notification requirements. In exchange for Mr. Hon’s services, the Company will pay Mr. Hon a consulting fee of HK$182,520 per month. The consulting agreement contains certain restrictive covenants, including non-competition, non-solicitation and confidentiality provisions, for the benefit of the Company. The foregoing summary of certain terms of the consulting agreement is qualified in its entirety by the full text of such agreement, which the Company intends to file as an exhibit to the Company’s quarterly report on Form 10-Q for the period ending June 30, 2021.

Christopher Ho

On June 2, 2021, the Board appointed Mr. Christopher Ho, currently the Chairman of the Board, to serve as the Company’s Chief Executive Officer and President, effective upon Mr. Hon’s resignation.

Mr. Ho, age 70, has served as a director of the Company and the Chairman of the Board since June 2016, and previously served as the Company’s Chairman of the Board from July 2006 through November 2013. Since May 2018, Mr. Ho has served as a director of S&T International Distribution Ltd. and Grande N.A.K.S. Ltd., which are wholly owned subsidiaries of Nimble Holdings Company Limited, and collectively the Company’s controlling stockholder. Mr. Ho previously was a director of The Grande Holdings Limited (now known as Nimble Holdings Company Limited), a Hong Kong-based group of companies engaged principally in the licensing of trademarks and distribution of consumer electronics products, from October 1991 to February 2016. Mr. Ho graduated from the University of Toronto in 1974. He is a Chartered Professional Accountant, Chartered Accountant and Chartered Management Accountant of Canada. He is also a Certified Public Accountant in Hong Kong and a member of the Hong Kong Institute of Certified Public Accountants. He was a partner in an international accounting firm before joining The Grande Holdings Limited and has extensive experience in distribution, licensing, manufacturing, international trade and corporate finance.

No new compensatory or severance arrangements were entered into in connection with Mr. Ho’s appointment as Chief Executive Officer and President of the Company. The Company and Mr. Ho intend to discuss compensation for his service as an executive officer at a future date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.

By:	/s/ Michael Binney
Name: Michael Binney
Title: Chief Financial Officer

Dated: June 4, 2021